Commercial Contract

FloridaRealtors

1. PARTIES AND PROPERTY: Garb Oil & Power Corporation ("Buyer") agrees to buy and Pro Peke Power LLC ("Seller") agrees to sell the property as: Street Address: 1185 Gooden Xing, Largo, Florida 33778

Legal Description: N 313FT (S) OF E 353FT (S) OF W 382FT (S) OF S 1/2 OF N 1/2 OF SE 1/4 OF SE 1/4 CONT 2.51AC(C)

and the following Personal Property: N/A

(all collectively referred to as the "Property") on the terms and conditions set forth below.

2. PURCHASE PRICE:	$ 1,385,000
(a) Deposit held in escrow by Seller with lease purchase agreement ("Escrow Agent") (checks are subject to actual and final collection)	$ 7,000
Escrow Agent's address: 1185 Gooden Xing, Largo, FL 33778	Phone:
(b) Additional deposit to be made to Escrow Agent within ____ days after Effective Date	$ 0
(c) Additional deposit to be made to Escrow Agent within ____ days after Effective Date	$ 0
(d) Total financing (see Paragraph 5)	$ 1,377,970
(e) Other	$ 0
(f) All deposits will be credited to the purchase price at closing. Balance to close, subject to adjustments and prorations, to be paid with locally drawn cashier's or official bank check(s) or wire transfer.	$ Balance

3. TIME FOR ACCEPTANCE; EFFECTIVE DATE; COMPUTATION OF TIME: Unless this offer is signed by **Seller** and **Buyer** and an executed copy delivered to all parties on or before ~~May 26, 2014~~ June 18, 2014, this offer will be withdrawn and the **Buyer's** deposit, if any, will be returned. The time for acceptance of any counter offer will be 3 days from the date the counter offer is delivered. **The "Effective Date" of this Contract is the date on which the last one of the Seller and Buyer has signed or initialed and delivered this offer or the final counter offer.** Calendar days will be used when computing time periods, except time periods of 5 days or less. Time periods of 5 days or less will be computed without including Saturday, Sunday, or national legal holidays. Any time period ending on a Saturday, Sunday, or national legal holiday will extend until 5:00 p.m. of the next business day. **Time is of the essence in this Contract.**

X X

4. CLOSING DATE AND LOCATION:

(a) Closing Date: This transaction will be closed on on or before 01/31/2015 ~~12/31/2014~~ (Closing Date), unless specifically extended by other provisions of this Contract. The Closing Date will prevail over all other time periods including, but not limited to, Financing and Due Diligence periods. In the event insurance underwriting is suspended on Closing Date and **Buyer** is unable to obtain property insurance, **Buyer** may postpone closing up to 5 days after the insurance underwriting suspension is lifted.

X X

Buyer (____) (____) and **Seller** (____) (____) acknowledge receipt of a copy of this page, which is Page 1 of 8 Pages.

(b) **Location:** Closing will take place in ____Pinellas____ County, Florida. (If left blank, closing will take place in the county where the property is located.) Closing may be conducted by mail or electronic means.

5. THIRD PARTY FINANCING:

BUYER'S OBLIGATION: Within __90__ days (5 days if left blank) after Effective Date, **Buyer** will apply for third party financing in an amount not to exceed ______% of the purchase price or $ ____________, with a fixed interest rate not to exceed _____% per year with an initial variable interest rate not to exceed _____%, with points or commitment or loan fees not to exceed ______% of the principal amount, for a term of _____ years, and amortized over _______ years, with additional terms as follows:
____.

Buyer will timely provide any and all credit, employment, financial and other information reasonably required by any lender. **Buyer** will use good faith and reasonable diligence to (i) obtain Loan Approval within __120__ days (45 days if left blank) from Effective Date (Loan Approval Date), (ii) satisfy terms and conditions of the Loan Approval, and (iii) close the loan. **Buyer** will keep **Seller** and Broker fully informed about loan application status and authorizes the mortgage broker and lender to disclose all such information to **Seller** and Broker. **Buyer** will notify **Seller** immediately upon obtaining financing or being rejected by a lender. **CANCELLATION:** If **Buyer**, after using good faith and reasonable diligence, fails to obtain Loan Approval by Loan Approval Date, **Buyer** may within ____ days (3 days if left blank) deliver written notice to **Seller** stating **Buyer** either waives this financing contingency or cancels this Contract. If **Buyer** does neither, then **Seller** may cancel this Contract by delivering written notice to **Buyer** at any time thereafter. Unless this financing contingency has been waived, this Contract shall remain subject to the satisfaction, by closing, of those conditions of Loan Approval related to the Property. **DEPOSIT(S) (for purposes of Paragraph 5 only):** If **Buyer** has used good faith and reasonable diligence but does not obtain Loan Approval by Loan Approval Date and thereafter either party elects to cancel this Contract as set forth above or the lender fails or refuses to close on or before the Closing Date without fault on **Buyer's** part, the Deposit(s) shall be returned to **Buyer**, whereupon both parties will be released from all further obligations under this Contract, except for obligations stated herein as surviving the termination of this Contract. If neither party elects to terminate this Contract as set forth above or **Buyer** fails to use good faith or reasonable diligence as set forth above, **Seller** will be entitled to retain the Deposit(s) if the transaction does not close.

6. TITLE: Seller has the legal capacity to and will convey marketable title to the Property by ☒ statutory warranty deed ☐ other ______________________________, free of liens, easements and encumbrances of record or known to **Seller**, but subject to property taxes for the year of closing; covenants, restrictions and public utility easements of record; existing zoning and governmental regulations; and (list any other matters to which title will be subject) ____
____;
provided there exists at closing no violation of the foregoing and none of them prevents **Buyer's** intended use of the Property as __Corporate offices and tires and shredder sales__.

(a) Evidence of Title: The party who pays the premium for the title insurance policy will select the closing agent and pay for the title search and closing services. **Seller** will, at (check one) ☐ **Seller's** ☐ **Buyer's** expense and within ___ days ☐ after Effective Date ☒ or at least __20__ days before Closing Date deliver to **Buyer** (check one)

☒ (i.) a title insurance commitment by a Florida licensed title insurer setting forth those matters to be discharged by **Seller** at or before Closing and, upon **Buyer** recording the deed, an owner's policy in the amount of the purchase price for fee simple title subject only to exceptions stated above. If **Buyer** is paying for the evidence of title and **Seller** has an owner's policy, **Seller** will deliver a copy to **Buyer** within 15 days after Effective Date.

☐ (ii.) an abstract of title, prepared or brought current by an existing abstract firm or certified as correct by an existing firm. However, if such an abstract is not available to **Seller**, then a prior owner's title policy acceptable to the proposed insurer as a base for reissuance of coverage may be used. The prior policy will include copies of all policy exceptions and an update in a format acceptable to **Buyer** from the policy effective date and certified to **Buyer** or **Buyer's** closing agent together with copies of all documents recited in the prior policy and in the update. If such an abstract or prior policy is not available to **Seller** then (i.) above will be the evidence of title.

(b) Title Examination: Buyer will, within 15 days from receipt of the evidence of title deliver written notice to **Seller** of title defects. Title will be deemed acceptable to **Buyer** if (1) **Buyer** fails to deliver proper notice of defects or

(2) **Buyer** delivers proper written notice and **Seller** cures the defects within 15 days from receipt of the notice ("Curative Period"). If the defects are cured within the Curative Period, closing will occur within 10 days from receipt by **Buyer** of notice of such curing. **Seller** may elect not to cure defects if **Seller** reasonably believes any defect cannot be cured within the Curative Period. If the defects are not cured within the Curative Period, **Buyer** will have 10 days from receipt of notice of **Seller's** inability to cure the defects to elect whether to terminate this Contract or accept title subject to existing defects and close the transaction without reduction in purchase price.

(c) Survey: (check applicable provisions below)

☒ (i.)**Seller** will, within 120 days from Effective Date, deliver to **Buyer** copies of prior surveys, plans, specifications, and engineering documents, if any, and the following documents relevant to this transaction: ____, prepared for **Seller** or in **Seller's** possession, which show all currently existing structures. In the event this transaction does not close, all documents provided by **Seller** will be returned to **Seller** within 10 days from the date this Contract is terminated.

☒ **Buyer** will, at ☐ **Seller's** ☒ **Buyer's** expense and within the time period allowed to deliver and examine title evidence, obtain a current certified survey of the Property from a registered surveyor. If the survey reveals encroachments on the Property or that the improvements encroach on the lands of another, ☒ **Buyer** will accept the Property with existing encroachments ☐ such encroachments will constitute a title defect to be cured within the Curative Period.

(d) Ingress and Egress: Seller warrants that the Property presently has ingress and egress.

7. PROPERTY CONDITION: Seller will deliver the Property to **Buyer** at the time agreed in its present "as is" condition, ordinary wear and tear excepted, and will maintain the landscaping and grounds in a comparable condition. **Seller** makes no warranties other than marketability of title. In the event that the condition of the Property has materially changed since the expiration of the Due Diligence Period, **Buyer** may elect to terminate the Contract and receive a refund of any and all deposits paid, plus interest, if applicable. By accepting the Property "as is", **Buyer** waives all claims against **Seller** for any defects in the Property. (Check **(a)** or **(b)**)

☒ **(a) As Is: Buyer** has inspected the Property or waives any right to inspect and accepts the Property in its "as is" condition.

☐ **(b) Due Diligence Period: Buyer** will, at **Buyer's** expense and within ____ days from Effective Date ("Due Diligence Period"), determine whether the Property is suitable, in **Buyer's** sole and absolute discretion, for **Buyer's** intended use and development of the Property as specified in Paragraph 6. During the Due Diligence Period, **Buyer** may conduct any tests, analyses, surveys and investigations ("Inspections") which **Buyer** deems necessary to determine to **Buyer's** satisfaction the Property's engineering, architectural, environmental properties; zoning and zoning restrictions; flood zone designation and restrictions; subdivision regulations; soil and grade; availability of access to public roads, water, and other utilities; consistency with local, state and regional growth management and comprehensive land use plans; availability of permits, government approvals and licenses; compliance with American with Disabilities Act; absence of asbestos, soil and ground water contamination; and other inspections that **Buyer** deems appropriate to determine the suitability of the Property for **Buyer's** intended use and development. **Buyer** will deliver written notice to **Seller** prior to the expiration of the Due Diligence Period of **Buyer's** determination of whether or not the Property is acceptable. **Buyer's** failure to comply with this notice requirement will constitute acceptance of the Property in its present "as is" condition. **Seller** grants to **Buyer**, its agents, contractors and assigns, the right to enter the Property at any time during the Due Diligence Period for the purpose of conducting Inspections; provided, however, that **Buyer**, its agents, contractors and assigns enter the Property and conduct Inspections at their own risk. **Buyer** will indemnify and hold **Seller** harmless from losses, damages, costs, claims and expenses of any nature, including attorneys' fees at all levels, and from liability to any person, arising from the conduct of any and all inspections or any work authorized by **Buyer**. **Buyer** will not engage in any activity that could result in a mechanic's lien being filed against the Property without **Seller's** prior written consent. In the event this transaction does not close, (1) **Buyer** will repair all damages to the Property resulting from the Inspections and return the Property to the condition it was in prior to conduct of the Inspections, and (2) **Buyer** will, at **Buyer's** expense release to **Seller** all reports and other work generated as a result of the Inspections. Should **Buyer** deliver timely notice that the Property is not acceptable, **Seller** agrees that **Buyer's** deposit will be immediately returned to **Buyer** and the Contract terminated.

(c) Walk-through Inspection: Buyer may, on the day prior to closing or any other time mutually agreeable to the

parties, conduct a final "walk-through" inspection of the Property to determine compliance with this paragraph and to ensure that all Property is on the premises.

8. OPERATION OF PROPERTY DURING CONTRACT PERIOD: **Seller** will continue to operate the Property and any business conducted on the Property in the manner operated prior to Contract and will take no action that would adversely impact the Property, tenants, lenders or business, if any. Any changes, such as renting vacant space, that materially affect the Property or **Buyer's** intended use of the Property will be permitted ☒ only with **Buyer's** consent ☐ without **Buyer's** consent.

9. CLOSING PROCEDURE: Unless otherwise agreed or stated herein, closing procedure shall be in accordance with the norms where the Property is located.

(a) Possession and Occupancy: **Seller** will deliver possession and occupancy of the Property to **Buyer** at closing. **Seller** will provide keys, remote controls, and any security/access codes necessary to operate all locks, mailboxes, and security systems.

(b) Costs: **Buyer** will pay **Buyer's** attorneys' fees, taxes and recording fees on notes, mortgages and financing statements and recording fees for the deed. **Seller** will pay **Seller's** attorneys' fees, taxes on the deed and recording fees for documents needed to cure title defects. If **Seller** is obligated to discharge any encumbrance at or prior to closing and fails to do so, **Buyer** may use purchase proceeds to satisfy the encumbrances.

(c) Documents: **Seller** will provide the deed; bill of sale; mechanic's lien affidavit; originals of those assignable service and maintenance contracts that will be assumed by **Buyer** after the Closing Date and letters to each service contractor from **Seller** advising each of them of the sale of the Property and, if applicable, the transfer of its contract, and any assignable warranties or guarantees received or held by **Seller** from any manufacturer, contractor, subcontractor, or material supplier in connection with the Property; current copies of the condominium documents, if applicable; assignments of leases, updated rent roll; tenant and lender estoppels letters; tenant subordination, non-disturbance and attornment agreements (SNDAs) required by the **Buyer** or **Buyer's** lender; assignments of permits and licenses; corrective instruments; and letters notifying tenants of the change in ownership/rental agent. If any tenant refuses to execute an estoppels letter, **Seller** will certify that information regarding the tenant's lease is correct. If **Seller** is an entity, **Seller** will deliver a resolution of its Board of Directors authorizing the sale and delivery of the deed and certification by the appropriate party certifying the resolution and setting forth facts showing the conveyance conforms to the requirements of local law. **Seller** will transfer security deposits to **Buyer**. **Buyer** will provide the closing statement, mortgages and notes, security agreements, and financing statements.

(d) Taxes and Prorations: Real estate taxes, personal property taxes on any tangible personal property, bond payments assumed by **Buyer**, interest, rents (based on actual collected rents), association dues, insurance premiums acceptable to **Buyer**, and operating expenses will be prorated through the day before closing. If the amount of taxes for the current year cannot be ascertained, rates for the previous year will be used with due allowance being made for improvements and exemptions. Any tax proration based on an estimate will, at request of either party, be readjusted upon receipt of current year's tax bill; this provision will survive closing.

(e) Special Assessment Liens: Certified, confirmed, and ratified special assessment liens as of the Closing Date will be paid by **Seller**. If a certified, confirmed, and ratified special assessment is payable in installments, **Seller** will pay all installments due and payable on or before the Closing Date, with any installment for any period extending beyond the Closing Date prorated, and **Buyer** will assume all installments that become due and payable after the Closing Date. **Buyer** will be responsible for all assessments of any kind which become due and owing after Closing Date, unless an improvement is substantially completed as of Closing Date. If an improvement is substantially completed as of the Closing Date but has not resulted in a lien before closing, **Seller** will pay the amount of the last estimate of the assessment. This subsection applies to special assessment liens imposed by a public body and does not apply to condominium association special assessments.

(f) Foreign Investment in Real Property Tax Act (FIRPTA): If **Seller** is a "foreign person" as defined by FIRPTA, **Seller** and **Buyer** agree to comply with Section 1445 of the Internal Revenue Code. **Seller** and **Buyer** will complete, execute, and deliver as directed any instrument, affidavit, or statement reasonably necessary to comply with the FIRPTA requirements, including delivery of their respective federal taxpayer identification numbers or

Social Security Numbers to the closing agent. If **Buyer** does not pay sufficient cash at closing to meet the withholding requirement, **Seller** will deliver to **Buyer** at closing the additional cash necessary to satisfy the requirement.

10. ESCROW AGENT: **Seller** and **Buyer** authorize Escrow Agent or Closing Agent (collectively "Agent") to receive, deposit, and hold funds and other property in escrow and, subject to collection, disburse them in accordance with the terms of this Contract. The parties agree that Agent will not be liable to any person for misdelivery of escrowed items to **Seller** or **Buyer**, unless the misdelivery is due to Agent's willful breach of this Contract or gross negligence. If Agent has doubt as to Agent's duties or obligations under this Contract, Agent may, at Agent's option, (a) hold the escrowed items until the parties mutually agree to its disbursement or until a court of competent jurisdiction or arbitrator determines the rights of the parties or (b) deposit the escrowed items with the clerk of the court having jurisdiction over the matter and file an action in interpleader. Upon notifying the parties of such action, Agent will be released from all liability except for the duty to account for items previously delivered out of escrow. If Agent is a licensed real estate broker, Agent will comply with Chapter 475, Florida Statutes. In any suit in which Agent interpleads the escrowed items or is made a party because of acting as Agent hereunder, Agent will recover reasonable attorney's fees and costs incurred, with these amounts to be paid from and out of the escrowed items and charged and awarded as court costs in favor of the prevailing party.

11. CURE PERIOD: Prior to any claim for default being made, a party will have an opportunity to cure any alleged default. If a party fails to comply with any provision of this Contract, the other party will deliver written notice to the non-complying party specifying the non-compliance. The non-complying party will have ___ days (5 days if left blank) after delivery of such notice to cure the non-compliance. Notice and cure shall not apply to failure to close.

12. RETURN OF DEPOSIT: Unless otherwise specified in the Contract, in the event any condition of this Contract is not met and **Buyer** has timely given any required notice regarding the condition having not been met, **Buyer's** deposit will be returned in accordance with applicable Florida Laws and regulations.

13. DEFAULT:

(a) In the event the sale is not closed due to any default or failure on the part of **Seller** other than failure to make the title marketable after diligent effort, **Buyer** may either (1) receive a refund of **Buyer's** deposit(s) or (2) seek specific performance. If **Buyer** elects a deposit refund, **Seller** will be liable to Broker for the full amount of the brokerage fee.

(b) In the event the sale is not closed due to any default or failure on the part of **Buyer**, **Seller** may either (1) retain all deposit(s) paid or agreed to be paid by **Buyer** as agreed upon liquidated damages, consideration for the execution of this Contract, and in full settlement of any claims, upon which this Contract will terminate or (2) seek specific performance. If **Seller** retains the deposit, **Seller** will pay the Brokers named in Paragraph 20 fifty percent of all forfeited deposits retained by **Seller** (to be split equally among the Brokers) up to the full amount of the brokerage fee. If **Buyer** fails to timely place a deposit as required by this Contract, **Seller** may either (1) terminate the Contract and seek the remedy outlined in this subparagraph or (2) proceed with the Contract without waiving any remedy for **Buyer's** default.

14. ATTORNEY'S FEES AND COSTS: In any claim or controversy arising out of or relating to this Contract, the prevailing party, which for purposes of this provision will include **Buyer**, **Seller** and Broker, will be awarded reasonable attorneys' fees, costs, and expenses.

15. NOTICES: All notices will be in writing and may be delivered by mail, overnight courier, personal delivery, or electronic means. Parties agree to send all notices to addresses specified on the signature page(s). Any notice, document, or item given by or delivered to an attorney or real estate licensee (including a transaction broker) representing a party will be as effective as if given by or delivered to that party.

16. DISCLOSURES:

(a) Commercial Real Estate Sales Commission Lien Act: The Florida Commercial Real Estate Sales Commission Lien Act provides that a broker has a lien upon the owner's net proceeds from the sale of commercial real estate for any commission earned by the broker under a brokerage agreement. The lien upon the owner's net

proceeds is a lien upon personal property which attaches to the owner's net proceeds and does not attach to any interest in real property. This lien right cannot be waived before the commission is earned.

(b) Special Assessment Liens Imposed by Public Body: The Property may be subject to unpaid special assessment lien(s) imposed by a public body. (A public body includes a Community Development District.) Such liens, if any, shall be paid as set forth in Paragraph 9(e).

(c) Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

(d) Energy-Efficiency Rating Information: **Buyer** acknowledges receipt of the information brochure required by Section 553.996, Florida Statutes.

17. RISK OF LOSS:

(a) If, after the Effective Date and before closing, the Property is damaged by fire or other casualty, **Seller** will bear the risk of loss and **Buyer** may cancel this Contract without liability and the deposit(s) will be returned to **Buyer**. Alternatively, **Buyer** will have the option of purchasing the Property at the agreed upon purchase price and **Seller** will credit the deductible, if any and transfer to **Buyer** at closing any insurance proceeds, or **Seller's** claim to any insurance proceeds payable for the damage. **Seller** will cooperate with and assist **Buyer** in collecting any such proceeds. **Seller** shall not settle any insurance claim for damage caused by casualty without the consent of the **Buyer**.

(b) If, after the Effective Date and before closing, any part of the Property is taken in condemnation or under the right of eminent domain, or proceedings for such taking will be pending or threatened, **Buyer** may cancel this Contract without liability and the deposit(s) will be returned to **Buyer**. Alternatively, **Buyer** will have the option of purchasing what is left of the Property at the agreed upon purchase price and **Seller** will transfer to the **Buyer** at closing the proceeds of any award, or **Seller's** claim to any award payable for the taking. **Seller** will cooperate with and assist **Buyer** in collecting any such award.

18. ASSIGNABILITY; PERSONS BOUND: This Contract may be assigned to a related entity, and otherwise ☒ is not assignable ☐ is assignable. If this Contract may be assigned, **Buyer** shall deliver a copy of the assignment agreement to the **Seller** at least 5 days prior to Closing. The terms **"Buyer," "Seller"** and "Broker" may be singular or plural. This Contract is binding upon **Buyer**, **Seller** and their heirs, personal representatives, successors and assigns (if assignment is permitted).

19. MISCELLANEOUS: The terms of this Contract constitute the entire agreement between **Buyer** and **Seller**. Modifications of this Contract will not be binding unless in writing, signed and delivered by the party to be bound. Signatures, initials, documents referenced in this Contract, counterparts and written modifications communicated electronically or on paper will be acceptable for all purposes, including delivery, and will be binding. Handwritten or typewritten terms inserted in or attached to this Contract prevail over preprinted terms. If any provision of this Contract is or becomes invalid or unenforceable, all remaining provisions will continue to be fully effective. This Contract will be construed under Florida law and will not be recorded in any public records.

20. BROKERS: Neither **Seller** nor **Buyer** has used the services of, or for any other reason owes compensation to, a licensed real estate Broker other than:

(a) Seller's Broker: Coldwell Banker (Company Name) Danny Carbaugh (Licensee),

4705 Alt 19, Palm Harbor, FL 34683 (Address, Telephone, Fax, E-mail)

who ☐ is a single agent ☐ is a transaction broker ☐ has no brokerage relationship and who will be compensated by ☒ **Seller** ☐ **Buyer** ☐ both parties pursuant to ☒ a listing agreement ☐ other (specify) ______

______

(b) Buyer's Broker: Realty Executives Adamo (Company Name) Tammy Taylor (Licensee),

8200 Seminole Blvd., Seminole, FL 33772 (Address, Telephone, Fax, E-mail),

who ☐ is a single agent ☐ is a transaction broker ☐ has no brokerage relationship and who will be compensated by ☒ Seller's Broker ☐ Seller ☐ Buyer ☐ both parties pursuant to ☒ an MLS offer of compensation ☐ other (specify) ______

(collectively referred to as "Broker") in connection with any act relating to the Property, including but not limited to inquiries, introductions, consultations, and negotiations resulting in this transaction. **Seller** and **Buyer** agree to indemnify and hold Broker harmless from and against losses, damages, costs and expenses of any kind, including reasonable attorneys' fees at all levels, and from liability to any person, arising from (1) compensation claimed which is inconsistent with the representation in this Paragraph, (2) enforcement action to collect a brokerage fee pursuant to Paragraph 10, (3) any duty accepted by Broker at the request of **Seller** or **Buyer**, which is beyond the scope of services regulated by Chapter 475, Florida Statutes, as amended, or (4) recommendations of or services provided and expenses incurred by any third party whom Broker refers, recommends, or retains for or on behalf of **Seller** or **Buyer**.

21. OPTIONAL CLAUSES: (Check if any of the following clauses are applicable and are attached as an addendum to this Contract):

☐ Arbitration	☐ Seller Warranty	☐ Existing Mortgage
☐ Section 1031 Exchange	☐ Coastal Construction Control Line	☐ Buyer's Attorney Approval
☐ Property Inspection and Repair	☐ Flood Area Hazard Zone	☐ Seller's Attorney Approval
☐ Seller Representations	☐ Seller Financing	☒ Other Commercial Lease

22. ADDITIONAL TERMS:

~~Buyer agrees to lease back the far East section of building A including small office located near that section to seller after closing for $5,000 a month until May 1, 2016. A formal lease agreement will be entered into by buyer and seller prior to closing.~~

See addendum 1

THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING. BROKER ADVISES BUYER AND SELLER TO VERIFY ALL FACTS AND REPRESENTATIONS THAT ARE IMPORTANT TO THEM AND TO CONSULT AN APPROPRIATE PROFESSIONAL FOR LEGAL ADVICE (FOR EXAMPLE, INTERPRETING CONTRACTS, DETERMINING THE EFFECT OF LAWS ON THE PROPERTY AND TRANSACTION, STATUS OF TITLE, FOREIGN INVESTOR REPORTING REQUIREMENTS, ETC.) AND FOR TAX, PROPERTY CONDITION, ENVIRONMENTAL AND OTHER ADVICE. BUYER ACKNOWLEDGES THAT BROKER DOES NOT OCCUPY THE PROPERTY AND THAT ALL REPRESENTATIONS (ORAL, WRITTEN OR OTHERWISE) BY BROKER ARE BASED ON SELLER REPRESENTATIONS OR PUBLIC RECORDS UNLESS BROKER INDICATES PERSONAL VERIFICATION OF THE REPRESENTATION. BUYER AGREES TO RELY SOLELY ON SELLER, PROFESSIONAL INSPECTORS AND GOVERNMENTAL AGENCIES FOR VERIFICATION OF THE PROPERTY CONDITION, SQUARE FOOTAGE AND FACTS THAT MATERIALLY AFFECT PROPERTY VALUE.

Buyer (____) (____) and **Seller** (____) (____) acknowledge receipt of a copy of this page, which is Page 7 of 8 Pages.

Each person signing this Contract on behalf of a party that is a business entity represents and warrants to the other party that such signatory has full power and authority to enter into and perform this Contract in accordance with its terms and each person executing this Contract and other documents on behalf of such party has been duly authorized to do so.

[signature] Date: 5-21-14

Tammy Taylor Tax ID No: 87-0296194
(Typed or Printed Name of **Buyer**)

Title: President and CEO Telephone: 888-573-6622

______________________ Date: ______________________

______________________ Tax ID No: ______________________
(Typed or Printed Name of **Buyer**)

Title: ______________________ Telephone: ______________________

Buyer's Address for purpose of notice: ______________________

Facsimile: ______________________ Email: ______________________

X [signature] Date: X 6-16-14

X Pro Peke Power, LLC Tax ID No: X 271956586
(Typed or Printed Name of **Seller**) John Strauser

Title: X President Telephone: X 727-209-1313 (x101)

______________________ Date: ______________________

______________________ Tax ID No: ______________________
(Typed or Printed Name of **Seller**)

Title: ______________________ Telephone: ______________________

Seller's Address for purpose of notice: ______________________

Facsimile: ______________________ Email: ______________________

Buyer ([initials]) (___) and **Seller** ([initials]) (___) acknowledge receipt of a copy of this page, which is Page 8 of 8 Pages.

Addendum 1

05/31/2015

A. If the closing occurs as of ~~December 31, 2014,~~ Buyer agrees to lease back the far East section of Building A including a small office located near that section to seller after closing at the same per square foot rate as buyers leased Building C, through May 31, 2015.

B. If the closing occurs any time before December 31, 2014, Buyer agrees to lease back the entire building A to seller after closing but only through December 31, 2014, at a rate to be agreed upon within 7 days of effective date. At that point, Buyer agrees to lease back the far East section of Building A including a small office located near that section to seller after closing at the same per square foot rate as buyers leased Building C, through May 31, 2015.

C. Upon loan approval, Buyer shall make a good faith deposit of $25,000 in escrow which shall be non-refundable and will be applied toward the purchase price at closing.

LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease") made and entered into as of the 13 day of [2014], 2014, by and between Pro Peke Power, LLC, a Florida limited liability company (hereinafter called "Landlord"), and Garb Oil & Power Corporation, a Florida Corporation (hereinafter called "Tenant").

WITNESSETH:

In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

1. DESCRIPTION OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, that certain approximately 16,000 square feet of space (the "Premises"), within that certain building C (the "Building") located at 1185 Gooden Crossing, Largo, Florida, and with such Premises being as shown on Exhibit "A" attached hereto; together with the nonexclusive use of existing access drives and entrance drives serving the Premises.

2. TERM. This Lease shall commence on ~~July 1, 2014~~ August 1, 2014 (the "Commencement Date") and shall continue for a period of six months ("Term").

3. RENTAL. Commencing on the Commencement Date and continuing during the Term, Tenant shall pay to Landlord, on or prior to the first (1st) day of the month a total monthly rental of Seven Thousand and 00/100 Dollars ($7,000.00), such monthly rent is applicable for the Term. *$5,000 of each Payment of $7,000 to be applied to purchase price at closing. In addition, Tenant shall be responsible for its own Commercial Insurance and all utility services provided to the Premises, as more particularly set forth in Section 10 hereof.

This is a triple net lease in that, in addition to the monthly rental payment, Tenant is responsible for its utilities and any structural maintenance issues related to Tenant's use (or misuse) of the Premises. Landlord shall be responsible for roof maintenance and any structural issues that are not related to Tenant's use (or misuse) of the Premises.

Tenant shall pay a security deposit of one month's rental of Seven Thousand and 00/100 Dollars ($7,000.00) as of ~~June 14, 2014~~ July 15th, 2014. This deposit shall be applied against the purchase price at closing.

4. DELIVERY OF POSSESSION. Landlord will deliver the Premises to Tenant on the Commencement Date, and upon such delivery Tenant shall be deemed to have accepted the Premises "AS IS, WHERE IS AND WITH ALL FAULTS." Notwithstanding the foregoing, Landlord shall provide the Premises in a dry condition and shall provide the plumbing and electrical systems in good working order.

5. ALTERATIONS AND IMPROVEMENTS BY TENANT. Tenant shall be responsible for procuring all related permits and certificates of occupancy for its Permitted Use. Tenant may make whatever non-structural, non-permanent improvements to the Premises that Tenant determines is necessary or convenient for Tenant's use of the Premises in accordance with Section 6 hereof. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in the Site or the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed, utilities or materials furnished in connection with any work performed on the Premises and that it will indemnify and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Site or the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Site or the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

6. USE OF PREMISES. Tenant shall use the Premises for general office/warehouse ("Permitted Use"). Tenant shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public regulatory authority having jurisdiction over the Premises. The Premises shall be used only for the Permitted Use and for no other purpose without Landlord's prior written consent. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other party, including, but not limited to, outside storage. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). Tenant will not use or permit the Premises to be used for any purpose or in any manner that would (a) void any insurance on the Premises; (b) increase the insurance risk; (c) cause the disallowance of any sprinkler credits; (d) be prohibited by any applicable laws, rules regulations, ordinances, or restrictions of any government entity; or (e) violate any applicable agreements to which Tenant is bound or of which Tenant has notice.

7. TAXES. Tenant shall pay any taxes, documentary stamps or assessments of any nature imposed or assessed upon Tenant's trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable without any delinquency. Tenant shall be responsible for the timely payment of its proportionate share of ad valorem taxes with regard to the Premises.

8. SURRENDER. At the end of the term of this Lease, Tenant shall return the Premises to Landlord in as good condition as they were when received, excepting only normal wear and tear and acts of God.

9. TRADE FIXTURES AND EQUIPMENT. So long as Tenant is not in default under this Lease, any property stored in the Premises at Tenant's expense shall remain Tenant's personal property and Tenant shall have the right at any time during the term of this Lease to remove such property. Any property not removed by Tenant at the expiration or an earlier termination of the Lease shall become, at Landlord's sole election, either (i) the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) subject to Landlord's removing such property from the Premises and storing same, all at Tenant's expense and without any recourse against Landlord with respect thereto.

10. UTILITIES. Tenant shall pay for all utilities and services related to its use of the Premises as hereinafter described:

Tenant shall pay for all utilities which will be calculated on a pro-rata basis or separately metered.

Phone/data cabling is to be purchased direct between Tenant and its supplier.

11. DAMAGE OR DESTRUCTION OF PREMISES. If the Premises are damaged by fire or other casualty, but are not rendered untenantable for Tenant's business, either in whole or in part, Landlord shall cause such damage to be repaired within a reasonable period of time and the rental payable hereunder shall not be abated. If by reason of such casualty the Premises are rendered untenantable for Tenant's contemplated use (such determination to be made by Tenant in its reasonable discretion), either in whole or in part, the Lease shall automatically terminate.

12. MUTUAL WAIVER OF SUBROGATION. For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to property caused by a casualty of any type whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance issued by a third party insurer. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

13. INDEMNIFICATION AND LIABILITY INSURANCE.

(a) Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of the Premises or the Building unless caused by the gross negligence or willful misconduct of Landlord. The non-prevailing party shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred by the prevailing party in enforcing the agreements of this Lease, whether incurred as a result of litigation or otherwise. Tenant shall give Landlord immediate notice of any such happening causing injury to persons or property.

(b) At all times during the term of this Lease, Tenant shall at its own expense keep in force adequate public liability insurance under the terms of a general liability policy (occurrence coverage) in the amount of not less than $1,000,000.00 coverage and with such company(ies) licensed to do business in the State of North Carolina as shall from time to time be reasonably acceptable to Landlord (and to any lender having a mortgage interest in the Premises) and naming Landlord (and any such mortgage lender) as an additional insured. Such insurance shall include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. Tenant shall first furnish to Landlord copies of policies or certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date. All policies required of Tenant hereunder shall contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days' written notice to Landlord.

14. LANDLORD'S RIGHT OF ENTRY. Landlord, and those persons authorized by it, shall have the right to enter the Premises at all reasonable times during business hours and upon reasonable notice (except in the case of emergency) for the purposes of making repairs, making connections, installing utilities, providing services to the Premises, making inspections or showing the same to prospective purchasers and/or lenders, as well as at any time in the event of emergency involving possible injury to property or persons in or around the Premises or the Building. Further, Landlord and those persons authorized by it shall have the right at reasonable times and upon reasonable notice to show the Premises to prospective tenants.

15. EMINENT DOMAIN. If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant's business, then this Lease shall automatically terminate.

16. EVENTS OF DEFAULT AND REMEDIES.

(a) Upon the occurrence of any one or more of the following events (each, an "Event of Default"; collectively, "Events of Default"), Landlord shall be entitled to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

(i) Tenant's failure to pay when due any rental or other sum of money payable hereunder if not remedied within seven (7) days after written notice thereof is given to Tenant (provided, however, and notwithstanding the foregoing to the contrary, Tenant shall not be entitled to such notice and cure period more than two (2) times during any given Lease Year).

(ii) Failure by Tenant to perform any of the other terms, covenants or conditions contained in this Lease if such failure is not remedied within thirty (30) days after written notice thereof is given to Tenant, or if such failure cannot, with due diligence, be remedied within thirty (30) days, Tenant does not commence its remedy within thirty (30) days and with reasonable diligence completely remedy the failure within a reasonable period of time after written notice thereof is given to Tenant, such period of time not to exceed ninety (90) days after the notice is given.

(iii) Tenant, or any guarantor of Tenant's obligations under this Lease (if any), becomes bankrupt or insolvent, files any debtor proceedings, files pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or files a petition for the appointment of a receiver or trustee for all or substantially all of such party's assets and such petition or appointment is not set aside within sixty (60) days from the date of such petition or appointment or if such party makes an assignment for the benefit of creditors or petitions for or enters into such an arrangement.

(iv) Tenant vacates or abandons the Premises for a period in excess of thirty (30) days or allows its leasehold estate under this Lease to be taken under any writ of execution and such writ is not vacated or set aside within thirty (30) days.

(b) In addition to its other remedies at law or in equity, Landlord, upon an Event of Default by Tenant, shall have the immediate right to re-enter and remove all persons and property from the Premises and dispose of such property as it deems fit, all without resort to legal process and without being guilty of trespassing or being liable for any damages caused thereby; provided, however, Landlord may undertake the foregoing actions without resort to legal process only if such actions can be completed in a manner that does not violate applicable law. If Landlord re-enters the Premises, either with or without legal process (subject to the limitations in the immediately preceding sentence), it may either terminate this Lease or, from time to time without terminating this Lease, make such alterations and repairs as may be necessary or appropriate to relet the Premises, and relet the Premises upon such terms and conditions as Landlord deems advisable, without any responsibility of Landlord whatsoever to account to Tenant for any surplus rents collected. Tenant also shall be liable for and shall pay to Landlord, in addition to any other sum provided to be paid herein, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing from the Premises and storing Tenant's or other occupants' property; the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies under this Lease, including reasonable attorneys' fees. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of re-entry; but, notwithstanding any such re-entry or reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default. In the event of an elected termination of this Lease by Landlord, whether before or after re-entry, Landlord may recover from Tenant damages, including the costs of recovering the Premises, and Tenant shall remain liable to Landlord for its monthly rental and utility charges up to and including the date on which the Lease is terminated.

17. ASSIGNING AND SUBLETTING. Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, directly or indirectly, without the prior written consent of Landlord, which consent may be withheld or delayed in Landlord's sole discretion.

18. TRANSFER OF LANDLORD'S INTEREST. If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, then Landlord shall thereupon be released or discharged from all covenants and obligations hereunder, and Tenant shall look solely to such successor in interest for performance of all of Landlord's obligations. Tenant's obligations under this Lease shall in no manner be affected by Landlord's sale, assignment, or transfer of all or any part of such interest(s) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

19. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of this Lease, whether with or without Landlord's acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord's unequivocal written acquiescence. Additionally, if Tenant holds possession of all or any part of the Premises for thirty (30) or fewer days beyond the Expiration Date or Termination Date, as applicable, Tenant shall pay Landlord *150%* of the previously applicable monthly rent under paragraph 3 above on the entire Premises from and including the first (1st) day of holdover until the holdover period ends. Notwithstanding the foregoing, if Tenant holds possession of all or any part of the Premises for more than thirty (30) days beyond the Expiration Date or Termination Date, as applicable, Tenant shall pay Landlord *200%* of the of the previously applicable monthly rent under paragraph 3 above on the entire Premises from and including the first (1st) day of holdover until the holdover period ends.

20. NOTICES. Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and either (i) hand delivered, (ii) sent by confirmed facsimile (with a copy of such notice also having been either hand delivered, sent by overnight delivery service or placed in the United States mail), (iii) sent by overnight delivery service (*e.g.*, Federal Express) or (iv) placed in the United States mail, postage prepaid, via certified mail or registered mail, return receipt requested. All notices hand delivered, sent by overnight delivery service or placed in the United States mail shall be addressed as follows:

AS TO LANDLORD:	AS TO TENANT:
______________	______________
______________	______________
______________	______________
Facsimile: ______________	Facsimile: ______
Attention: ______________	Attention: ______

The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

21. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning purposes in compliance with Environmental Requirements (as hereinafter defined), Tenant shall not permit or cause any party to bring any Hazardous Materials upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements, and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on, under, to or from the Premises by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable past, present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource and Conservation Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Material(s)" means and includes (i) any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Requirements; (ii) asbestos; (iii)

petroleum, including crude oil or any fraction thereof; and (iv) natural gas or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting or produced therefrom. Notwithstanding the foregoing to the contrary, Tenant's business involves the use of certain Hazardous Materials, and Tenant shall be permitted to use only reasonable quantities of those Hazardous Materials shown on Exhibit "B" attached hereto and incorporated herein by this reference. **[DETERMINE WHETHER Tenant intends any such use].** In connection with such use of Hazardous Materials, Tenant shall comply with all Legal Requirements and shall be responsible for and indemnify Landlord with respect to all matters arising as a result of such use. Tenant shall notify Landlord, in writing, of any new Hazardous Materials it intends to use on the Premises, which items shall be subject to Landlord's reasonable prior approval.

Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises and loss of rental income from the Premises), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Paragraph, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph shall survive any termination of this Lease. Notwithstanding the foregoing, Tenant shall have no responsibility in connection with any pre-existing Hazardous Materials in the Premises.

Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Should it be determined, in Landlord's sole opinion, that said Hazardous Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within twenty-four (24) hours, Landlord has the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the Lease Term, the Premises or Building are found to be so contaminated or subject to said conditions as a result of Tenant's breach of the terms of this Lease, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant's sole cost. Before taking any action to comply with Environmental Requirements or to clean up Hazardous Materials contaminating the Premises or Building, Tenant shall submit to Landlord a plan of action, including any and all plans and documents required by any Environmental Requirements to be submitted to a governmental authority (collectively a "plan of action"). Such plan of action must be implemented by a licensed environmental contractor. Before Tenant begins the actions necessary to comply with Environmental Requirements or to clean up contamination from Hazardous Materials, Landlord must have (a) approved the nature, scope and timing of the plan of action, and (b) approved any and all covenants and agreements to effect the plan of action.

Tenant understands and acknowledges that Landlord makes no warranty or representation of any kind, express or implied, regarding the presence or absence of mold, or regarding the effectiveness of any architectural or engineering fixture or design for reducing the presence, effect or growth of mold. Tenant shall, on a monthly basis, inspect all locations within the Premises to determine whether any mold is present. Tenant shall be solely responsible for taking reasonable measures necessary to prevent mold within the Premises. Tenant shall promptly take reasonable measures to prevent the accumulation of moisture on any surfaces and to avoid mold growth. Tenant shall take all reasonable measures to kill mold located in the Premises. Tenant shall promptly notify Landlord in the event Tenant discovers mold on any surface. Landlord and Tenant hereby specifically agree that Landlord shall not be responsible for any property damage, personal injury, loss of income, emotional distress, death, loss of use, loss of value or adverse health effects resulting from mold accumulation regardless of the cause of such accumulation, including but limited to the negligence of Landlord.

22. MISCELLANEOUS.

(a) Limitation of Landlord's Liability. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment levied thereon against the right, title and interest of Landlord in the Premises as the same may then be encumbered; and Landlord shall have no personal liability for any deficiency. It is understood and agreed that in no event shall Tenant or any person claiming by or through Tenant have the right to levy execution against any property of Landlord other than its interest in the Premises as hereinbefore expressly provided.

(b) No Implied Waiver. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement herein or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future.

(c) Nature and Extent of Agreement. This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

(d) Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

(e) Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law, notwithstanding the invalidity of any other term or provision hereof.

(f) Captions and Headings. The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

(g) Landlord's Consent. Whenever this Lease requires Landlord's consent to or approval of any item or matter, Landlord may condition such consent or approval on payment or reimbursement by Tenant of all reasonable costs and expenses incurred by Landlord in connection with reviewing and responding to such item or matter.

(h) Survival of Obligations. Notwithstanding any term or provision in this Lease to the contrary, any liability or obligation of Landlord or Tenant arising during or accruing with respect to the Term shall survive the expiration or earlier termination of this Lease, including, without limitation, obligations and liabilities relating to (i) rental payments, (ii) the condition of the Premises and the removal of Tenant's property, and (iii) the indemnity and hold harmless provisions in this Lease.

(i) Confidentiality. Neither Landlord nor Tenant shall disclose the terms of this Lease to any third party except (i) legal counsel to Landlord or Tenant, (ii) as required by applicable law or by subpoena or other similar legal process, or (iii) for financial reporting purposes.

(j) Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

(k) Tenant's Financial Information. If requested by Landlord, Tenant shall furnish to Landlord on an annual basis and within thirty (30) days after Landlord's written request, then-current financial information and data relating to the financial condition and status of Tenant, and, if applicable, any guarantor of Tenant's obligations under this Lease.

(l) Attorney's Fees and Costs. In the event Tenant defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and Landlord employs attorneys to enforce all or part of this Lease, to collect any rent due or to become due or recover possession of the Leased Premises, the Tenant agrees to reimburse Landlord for all reasonable attorneys' fees incurred thereby, whether or not suit has actually been filed. Tenant shall also pay the Landlord all reasonable costs and expenses, other than attorneys' fees, incurred in the enforcement of any of the terms, conditions, covenants or obligations contained in this Lease. All the sums paid or obligations incurred by Landlord as aforesaid with interest and costs shall be paid by Tenant to Landlord five (5) days after the rendition of Landlord to Tenant of any bill or statement therefore.

(m) Estoppel Certificates. Tenant agrees, from time to time, within ten (10) business days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate (or SNDA) requested by Landlord, stating that this Lease is in full force and effect, the date to which Rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the expiration date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate (or SNDA).

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given as of the day and year first above written.

"LANDLORD"

[____________________],
a [____________________]

By: ____________________
Name: Pero Pepa Power LLC, John Strauser
Title: President

"TENANT"

[Garb Oil and Power Corporation,
a [Utah Corporation]

By: ____________________
Name: Tammy Taylor
Title: President / CEO

EXHIBIT "A"

DEPICTION OF THE PREMISES

[See attached]

EXHIBIT "A"

My Florida Regional MLS - IMAPP

Pinellas County Tax Report - 1185 GOODEN XING, LARGO, FL 33778-1224


Crosby St
Gooden Crossing
Gooden Crossing
9
9
9

Active Sold Pending Withdrawn Expired Foreclosures

PROPERTY INFORMATION

PID # 04 30 15 00000 440 0900
Account #: R34490
Property Type: Industrial
Property Address:
1185 GOODEN XING
LARGO, FL 33778-1224
Current Owner:
PRO PEKE POWER LLC
Tax Mailing Address:
1185 GOODEN XING
LARGO, FL 33778-1224

County Use Code: 4120 / LIGHT MANUFACTURING SMALL EQUIPMENT MFG. PLANT ELECTRONIC SMALL MACHINE SHOP INSTRUMENT MFG. PR
State Use Code: 41 / LIGHT MANUFACTURE
Total Land Area:
2.51 acres / 109,335 sf
Land Areas:
1. LIGHT MANUFACTURE (41)
Frontage: 313 ft **Depth:** 350 ft
Waterfront: No
Subdivision:

Subdivision #:00000
Census Tract/Block: 025307 / 3002
Twn: 30 / **Rng:** 15 / **Sec:** 04
Block: 440 / **Lot:** 0900
Neighborhood: 5700.00 (5700.00)
Latitude: 27.897105
Longitude: -82.798859
Legal Description:
N 313FT (S) OF E 353FT(S) OF W 382FT (S) OF S 1/2 OF N 1/2 OF SE 1/4 OF SE 1/4 CONT 2.51AC(C)

VALUE INFORMATION (Tax District: LA - LARGO)

2009 Final	2010 Final	2011 Final	2012 Final	2013 Final *

Building Value:	$1,429,538	$952,911	$752,408	$730,436	$743,407
Land Value:	$420,462	$297,089	$267,592	$259,564	$306,593
Just Market Value:	$1,850,000	$1,250,000	$1,020,000	$990,000	$1,050,000
Percent Change:	- n/a -	-32.43%	-18.4%	-2.94%	6.06%
Total Assessed Value:	$1,850,000	$1,250,000	$1,020,000	$990,000	$1,050,000
Homestead Exemption:	No	No	No	No	No
Total Exemptions:	$0	$0	$0	$0	$0
Taxable Value:	$1,850,000	$1,250,000	$1,020,000	$990,000	$1,050,000
Millage Rate:	20.1842	20.1086	20.6375	21.3243	21.5538
Total Tax Amount:	$37,340.79	$25,135.77	$21,050.25	$21,111.07	$22,631.51

*Source: Florida DOR, December 2013

Link To County Tax Collector

SALES INFORMATION

Deed Type: -n/a-
Sale Date: 05/12/2011 **Recorded Date:**
Grantor: PRO PEKE POWER L L C
Price: $0 **Qualifiers:** I
Document # n/a
Grantee: PRO PEKE POWER LLC

Deed Type: -n/a-
Sale Date: 03/04/2010 **Recorded Date:** 03/08/2010
Grantor: MEL JONES PROP INC
Price: $1,250,000 **Qualifiers:** Q, I
Document # Bk 16850/Pg 214
Grantee: PRO PEKE POWER L L C
Mortgage Amount: $508,000 **Instrument Date:** 03/04/2010 **Document #** 0168500225
Lender: REGIONS BANK **Borrower:** PRO PEKE POWER LLC
Mortgage Amount: $635,000 **Instrument Date:** 03/04/2010 **Document #** 0168500216
Lender: REGIONS BANK **Borrower:** PRO PEKE POWER LLC

Deed Type: -n/a-
Sale Date: 08/26/1998 **Recorded Date:**
Grantor: ORTHNER BRUNHILDE W BY ATTY
Price: $1,000,000 **Qualifiers:** Q, I
Document # Bk 10216/Pg 1172
Grantee: CUSTOM CRAFT MATTRESS INC
Mortgage Amount: $900,000 **Recording Date:** 08/26/1998 **Document #** 0102161172
Lender: SELLER **Borrower:** CUSTOM CRAFT MATTRESS INC

Deed Type: -n/a-
Sale Date: 12/31/1986 **Recorded Date:**
Grantor:
Price: $825,000 **Qualifiers:** U[1], I
Document # Bk 6397/Pg 2143
Grantee:

Deed Type: -n/a-
Sale Date: 08/31/1983 **Recorded Date:**
Grantor:
Price: $675,000 **Qualifiers:** U[1], I
Document # Bk 5580/Pg 754
Grantee:
Mortgage Amount: $247,500 **Instrument Date:** 08/14/2009 **Document #** 0166792151
Lender: BRANCH BANKING AND TRUST **Borrower:** MEL JONES PROPERTIES INC
Mortgage Amount: $500,000 **Recording Date:** 01/06/2005 **Document #** 0140491715
Lender: MERCANTILE BANK **Borrower:** MEL JONES PROPERTIES INC

Vacant/Improved Codes: V=Vacant, I=Improved **Sale Qualifiers:** Q=Qualified, U=Unqualified, O=Other (see note), M=Multiple, P=Partial
[1] UNQUALIFIED

BUILDING INFORMATION

1. WAREHOUSES **Heated Area:** 16,830 sf **Built:** 1967 **A/C Type:** NONE
Beds: 0 **Baths:** 0.0 **Total Area:** 16,830 sf **Stories:** 1.0 **Heat Type:**
Roof Type: BAR JOINT/RIGID FRAME **Roof Cover:** BUILT UP/COMPOSITION **Heat Fuel:**
Int Wall: NONE **Ext Wall:** CONCRETE BLOCK **Flooring:** CONCRETE FINISH
Building Subareas: OFFICE AVERAGE - OFFICE AVERAGE (840 sf)
BASE - BASE (15,990 sf)

2. PRE-ENGINEERED METAL **Heated Area:** 30,955 sf **Built:** 1962 **A/C Type:** NONE
Beds: 0 **Baths:** 0.0 **Total Area:** 32,283 sf **Stories:** 1.0 **Heat Type:**
Roof Type: STEEL TRUSS & PURLINS **Roof Cover:** CORRUGATED METAL **Heat Fuel:**
Int Wall: NONE **Ext Wall:** CONCRETE BLOCK **Flooring:** CONCRETE FINISH
Building Subareas: LOADING PLATFORM(WITH CANOPY) - LOADING PLATFORM (WITH CANOPY) (620 sf)
CANOPY(ONLY OR LOADING PLATFORM) - CANOPY(ONLY OR LOADING PLATFORM) (708 sf)
OFFICE AVERAGE - OFFICE AVERAGE (1,900 sf)
BASE - BASE (29,055 sf)

3. WAREHOUSES **Heated Area:** 8,000 sf **Built:** 1966 **A/C Type:** NONE
Beds: 0 **Baths:** 0.0 **Total Area:** 10,720 sf **Stories:** 1.0 **Heat Type:**

OTHER IMPROVEMENT INFORMATION

Covered Parking: No **Pool:** No

PERMITS

Permit Description	Permit Number	Issue Date	Completion Date
96-ROOF	2005050545	06/17/2005	
96-ROOF	2005050547	06/17/2005	
01-PATIO/DECK	52135	05/22/1998	

FLOOD ZONE DETAILS

Zone	Description	Panel #	Publication Date
X	Area that is determined to be outside the 1% and 0.2% chance floodplains.	12103C0118G	09/03/2003

Source: FEMA Q3 and/or DFIRM

COLDWELL BANKER COMMERCIAL NRT

Broker Fee Agreement

Pro Peke Power LLC ("Seller") agrees that Coldwell Banker Commercial NRT ("Broker") may show and will use diligent effort to:

Check One:

- [x] Sell
- [ ] Exchange
- [ ] Lease
- [ ] Other: Scope of Project

Project Due Date: on or before ~~12-31-14~~ 01-31-15

Seller's Property located at:
1185 Gooden Crossing, Largo, Fl 33778 (Property)
to Garb Oil and Power Corp (Prospect)

In the event the Property is:

- [x] Sold, optioned, contracted to be sold
- [ ] Leased

To Prospect procured by **Broker**, within 30 days of the date referenced above, **Seller** agrees to pay **Broker**.

(Complete one):

- [ ] $
- [x] 6 % of the gross purchase price of the Property.
- [ ] % of the gross lease value of a lease executed regarding the Property.
- [x] Other 3% to Coldwell Banker and 3% to Realty Executives

Seller shall pay the fee to Broker in the event of sale, at time of closing the sale; ~~or in the event of lease, at time of lease execution~~. If Broker performed service other than those mentioned above, Broker's fee is due in full upon completion of services rendered.

Other Provisions:

Seller — Date: 6-16-14

Seller — Date

Broker — Coldwell Banker Commercial NRT, Brokerage Company

Accepted By — Title: Realtor, Realty Executives Adams — Date: 6-13-14